Exhibit 3.1

SECRETARY OF STATE
STATE OF NEVADA

CORPORATE CHARTER

I, DEAN HELLER, the duly elected and qualified Nevada Secretary of State, do hereby certify that CLIFF ROCK RESOURCES CORP. did on February 4, 2005 file in this office the original Articles of Incorporation; that said Articles are now on file and of record in the office of the Secretary of State of the State of Nevada, and further, that said Articles contain all the provisions required by the law of said State of Nevada.

(The Great Seal of the State of Nevada)

IN WITNESS WHEREOF, I have hereunto set my hand and affixed the Great Seal of State, at my office, in Carson City, Nevada, on February 4, 2005.

/s/ Dean Heller
DEAN HELLER
Secretary of State

By /s/
Certification Clerk

 DEAN HELLER
Secretary of State
206 North Carson Street
Carson City, Nevada 89701-4299
(775) 684-5708
Website: secretaryofstate.biz

ARTICLES OF INCORPORATION (PURSUANT TO NRS 78)	Entity# E0015092005-5 Document Number: 200050009492-41 Date Filed: 2/4/2005 12:11:17 PM IN THE OFFICE OF DEAN HELLER, SECRETARY OF STATE
1. Name of Corporation:	CLIFF ROCK RESOURCES CORP.
2. Resident Agent Name and Street Address:	THE CORPORATION TRUST COMPANY OF NEVADA 6100 NEIL RD, SUITE 500, RENO, NEVADA 89511
3. Shares:	Number of shares with par value: 100,000,000 COMMON, Par Value: $0.001; Number of shares without par value: NIL
4. Name & Addresses of Board of Directors/ Trustees:	Geoffrey Hamilton 1305 Moody Ave, North Vancouver, BC V7L 3T5 Andrew Hamilton 1824 Westmount Road NW, Calgary, AB 2TN 3M5
5. Purpose:	The purpose of the corporation shall be:
6. Names, Address and Signature of Incorporator:	MICHAEL L. SEIFERT /s/ Michael L. Seifert 625 Howe St., Suite 700, Vancouver, BC V6C 2T6
7. Certificate of Acceptance of Appointment of Resident Agent:	I hereby accept appointment as Resident Agent for the above named corporation. The Corporation Trust Company of Nevada By: /s/ Jack Caskey Date: 2/3/2005 JACK CASKEY, ASSISTANT V.P.